EXHIBIT 3a

                            AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION
                                     OF
                              POE & BROWN, INC.

      Poe & Brown, Inc. (the "Corporation") hereby files the following Amended and Restated Articles of Incorporation under the Florida Business Corporation
Act:

                              ARTICLE I

      The name of the Corporation shall be Poe & Brown, Inc.

                              ARTICLE II

      Section 1. The general nature of the business or businesses to be transacted by the Corporation is the acting as an agent or broker in the sale of all forms of insurance.

      In addition, the Corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

      Section 2.  The Corporation shall also have power:

            (a) To construct, erect, repair and remodel buildings and structures of all types for itself and others and to manufacture, purchase, or otherwise acquire, and to own, mortgage, pledge, sell, assign, transfer or otherwise dispose of, and to invest in, trade in, deal in and with, goods, wares, merchandise, personal property and services of every class, kind and description; except that it is not to conduct a banking, safe deposit, trust, insurance surety, express, railroad, canal, telephone, telegraph or cemetery company, a building and loan association, mutual fire insurance association, cooperative association, fraternal benefit society, state fair or exposition.

            (b) To act as broker, agent or factor for any person, firm or corporation.

            (c) To purchase, lease or otherwise acquire real and personal property and leaseholds thereof and interest therein, and to own, hold, manage, develop, improve, equip, maintain and operate, and to sell, convey, exchange, lease or otherwise alienate and dispose of, and to mortgage, pledge or otherwise encumber any and all such property and any and all legal and equitable rights thereunder and interests therein.

            (d) To borrow or raise money for any of the purposes of the Corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, and to secure payment thereof and any interest therein by mortgage, pledge, conveyance, or other assignment in trust, in whole or in part, of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired.

<PAGE 2>

            (e) To guarantee, endorse, purchase, hold, sell, transfer, mortgage, pledge or otherwise acquire or dispose of the shares of the capital stock of, or any bonds, security, or other evidences of indebtedness created by any other corporation of the State of Florida or any other state or government, and while owner of such stock to exercise all the rights, powers, and privileges of ownership, including the right to vote such stock.

            (f) To enter into, make, perform and carry out contracts and arrangements of every sort and kind which may be necessary or convenient for the business of the Corporation or business of a similar nature, with any person, firm, corporation, association or syndicate, or any private, public or municipal body existing under the government of the United States or any state, territory, colony or dependency thereof or foreign government so far as or to the extent that the same may be done or performed pursuant to law.

           (g) To enter into, or become a partner in, any agreement for sharing profits, union of interests, cooperation, joint venture or otherwise, with any person, firm or corporation now carrying on or about to carry on any business which this Corporation has the direct or incidental authority to pursue.

            (h) To include in its Bylaws any regulatory or restrictive provisions relating to the proposed sale, transfer of other disposition of any of its outstanding stock by any of its stockholders or in the event of the death of any of its stockholders. The manner and form, as well as all relevant terms, conditions and details hereof shall be determined by the stockholders of this Corporation provided, however, that no such regulatory or restrictive provision shall affect the rights of third parties without actual knowledge thereof, unless such provision shall be noted upon the certificate evidencing the ownership of said stock.

            (i) In general, to do any and all of the acts and things herein set forth to the same extent as natural persons could do and in any part of the world, as principal, factor, agent, contractor, broker or otherwise, either alone or in company with any entity or individual; to establish one or more offices, both within the State of Florida and any part or parts of the world, at which meetings of directors may be held and all or any part of the Corporation's business may be conducted; and to exercise all or any of its corporate powers and rights in the State of Florida and in any and all other states, territories, districts, dependencies, colonies or possessions in the United States of America and in any foreign countries.

      To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth, and to do every other act and thing incidental thereto or connected therewith, to the extent permitted by law.

                         ARTICLE III

      The number of shares of capital stock authorized to be issued by this Corporation is 70,000,000 shares of Common Stock, par value $.10 per share.

<PAGE 3>

                           ARTICLE IV

      The amount of capital with which this Corporation will begin business will be Five Hundred Dollars ($500).

                            ARTICLE V

      This Corporation shall have perpetual existence.

                             ARTICLE VI

      The principal office of the Corporation shall be located at 608 Jackson Street, in Tampa, Hillsborough County, Florida, or at such other place as the Board of Directors may direct; and the Corporation shall have the power to establish branch offices and other places of business at such other places, within or without the State of Florida, as may be determined and deemed expedient by the Board of Directors.

                             ARTICLE VII

    The Board of Directors shall consist of not less than three (3) directors. The number of directors may be increased or diminished form time to time by action in accordance with the Bylaws of the Corporation. All of the said directors shall be at least twenty-one (21) years of age and at least one of them shall be a citizen of the United States.

                             ARTICLE VIII

      The names and post office addresses of the first officers and Board of Directors, who, subject to these Articles of Incorporation, the Bylaws of this Corporation and the laws of the State of Florida, shall hold office for the first year of the Corporation's existence or until their successors are elected and have qualified, are:

President                  W. F. Poe                    7702 Park Drive
                                                        Tampa, Florida

Vice President            William T. Driscoll, Jr.      2903 Beach Drive
                                                        Tampa, Florida

Vice President            William C. McElmurray         101 Adalia
                                                        Tampa, Florida

Secretary-Treasurer       Charles W. Poe                4807 Sunset Blvd.
                                                        Tampa, Florida

The initial Board of Directors shall consist of the foregoing individuals.

<PAGE 4>

ARTICLE IX

      The name and post office addresses of each subscriber to these Articles of Incorporation, and the number of shares of common stock each agrees to take, are:

W.F. Poe                  7702 Park Drive                  20 shares
                          Tampa, Florida

William T. Driscoll, Jr.  2903 Beach Drive                 20 shares
                          Tampa, Florida

Charles W. Poe            4807 Sunset Blvd.                20 shares
                          Tampa, Florida


the proceeds of which will amount to at least $600.00.

                                 ARTICLE X

      Section 1. For the regulation of the business and for the conduct of the affairs of the Corporation, to create, divide, limit and regulate the powers of the Corporation, the directors and the stockholders, provision is made as follows:

            (a) General authority is hereby conferred upon the Board of Directors of the Corporation, except as the stockholders may otherwise from time to time provide or direct, to fix the consideration for which the shares of stock of the Corporation shall be issued and disposed of, and to provide when and how such consideration shall be paid.

            (b) Meetings of the incorporators, of the stockholders, and of the directors of the Corporation, for all purposes, may be held at any place, either inside or outside of the State of Florida.

            (c) All corporate powers, including the sale, mortgage, hypothecation, and pledge of the whole or any part of the corporate property, shall be exercised by the Board of Directors, except as otherwise expressly provided by law.

            (d) The Board of Directors shall have power from time to time to fix and determine and vary the amount of the working capital of the Corporation and direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and in its discretion, the Board of Directors may use and apply any such surplus or accumulated profits in purchasing or acquiring bonds or other obligations of the Corporation or shares of its own capital stock, to such extent, in such manner and upon such terms as the Board of Directors may deem expedient, but any shares of such capital stock so purchased or acquired may not be resold unless such shares shall have been retired in the manner provided by law for the purpose of decreasing the Corporation's capital stock.

            (e) The Board of Directors shall have the power of fixing the compensation, by way of salaries and/or bonuses, and/or pensions, of the employees, the agents, the officers,

<PAGE 5>

and directors, all or each of them, in such sum and form and amount as may seem reasonable in and by their discretion.

            (f) The Board of Directors may designate from their number an executive committee, which shall, for the time being, in the intervals between meetings of the Board and to the extent provided by the Bylaws and authorized by law, exercise the powers of the Board of Directors in the management of the affairs and business of the Corporation.

            (g) Any one or more or all of the directors may be removed, either with or without cause, at any time, by the vote of the stockholders holding a majority of the stock entitled to vote of the Corporation, at any special meeting, and thereupon the term of each director or directors who shall have been so removed shall forthwith terminate, and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided by the Bylaws.

            (h) Any officers of the Corporation may be removed either with or without cause, at any time, by vote of a majority of the Board of Directors.

            (i) No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors or officers of this Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation, nor shall such contract or other transaction be affected by the fact that the directors or officers of the Corporation are personally interested therein. Any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of or with this Corporation or in which this Corporation is interested; and no contact, act or transaction of this Corporation with any person or persons, firm, association, or corporations shall be affected or invalidated by the fact that any director or directors or officer or officers of this Corporation is a party or are parties to, or interested in, such contract, act or transaction or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this Corporation is hereby relieved, as far as is legally permissible, from any disability which might otherwise prevent him from contracting with the Corporation for the benefit of himself or of any firm, association or corporation in which he may be in anywise interested.

            (j) Subject always to Bylaws made by the stockholders, the Board of Directors may make Bylaws and from time to time alter, amend or repeal any Bylaws, but any Bylaws made by the Board of Directors may be altered or repealed by the stockholders.

            (k) No holder of shares of the capital stock of any class of the Corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix; and any shares of stock or convertible obligations which the corporation may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine, be offered to more than one class of stock, in such proportions as between said classes of stock as the Board of Directors in its

<PAGE 6>

discretion may determine. As used in this paragraph, the expression "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes; and the Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine, and to cause such rights or options to be evidenced by such warrants or other instruments as it may deem advisable.

            (l) The Bylaws of the Corporation may provide for the indemnification of the officers and directors of the Corporation for their actions and omissions up to the maximum extent permitted by law.

                                ARTICLE XI

      These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the stockholders, and approved at a stockholders' meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the stockholders sign a written statement manifesting their intention that a certain amendment of these Articles of Incorporation be made.

      The undersigned officer of Poe & Brown, Inc. has executed these Amended and Restated Articles of Incorporation this 18th day of May, 1998.


                                    POE & BROWN, INC.


                                    By:       /s/ JAMES L. OLIVIER
                                          ______________________________
                                          James L. Olivier
                                          Vice Presiden

<PAGE 7>

                               CERTIFICATE

      The undersigned officer of Poe & Brown, Inc. (the "Corporation") hereby supplies this Certificate to the Corporation's Amended and Restated Articles of Incorporation pursuant to Section 607.1007(4), Florida Statutes:

      1. The foregoing Amended and Restated Articles of Incorporation contain an amendment to the Corporation's Articles of Incorporation requiring shareholder approval. The amendment consists of deleting the old
Article III in its entirety and replacing it with the new Article III.

      2. The amendment to the Articles of Incorporation was adopted by a vote of the shareholders of the Corporation at the Corporation's Annual Meeting of Shareholders on April 29, 1998. The number of votes cast for the amendment by the shareholders was sufficient for approval.

      IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate this 18th day of May, 1998.


                                    POE & BROWN, INC.


                                    By:       /S/  JAMES L. OLIVIER
                                       _________________________________
                                          James L. Olivier
                                          Vice President



<PAGE 8>

                       ARTICLES OF AMENDMENT TO
                    ARTICLES OF INCORPORATION OF
                         POE & BROWN, INC.

      Pursuant to the provisions of Section 607.1006, Florida Statutes, Poe & Brown, Inc., a Florida profit corporation, adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: Article I of the corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

      The name of the Corporation shall be Brown & Brown, Inc.

SECOND:  The date of the amendment's adoption was April 28, 1999.

THIRD: Adoption of the amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

      Signed this 28th day of April, 1999.

                                              POE & BROWN, INC.


                                              By:   /S/ JAMES L. OLIVIER
                                                  _________________________
                                                  James L. Olivier
                                                  Vice President